SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

June 24, 2008
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

120 Genesis Boulevard, Bridgeport, WV  26330
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01.                              Other Events

The following is furnished pursuant to both Item 5.02 and Item 8.01:

On June 23, 2008, the Board of Directors of Petroleum Development Corporation completed the CEO transition plan which was initially announced in December 2007, and upon the retirement of Steven R Williams as Chief Executive Officer at the meeting of the Board of Directors following the Company’s Annual Meeting of Shareholders, named Richard McCullough Chief Executive Officer effective immediately. At that meeting, the Board also appointed Kimberly Wakim as Chair of the Compensation Committee and Anthony Crisafio as the Chairman of the Audit Committee.

On Tuesday, June 24, 2008, Petroleum Development Corporation issued a Press Release announcing the re-election of Directors, the completed CEO transition, and the results of the 2008 Annual Meeting of Shareholders.

The Press Release is attached by reference as Exhibit 99.1

EXHIBIT INDEX

Item 9.01(c).  Financial Statements and Exhibits.

Exhibit.

99.1 PRESS RELEASE:
Petroleum Development Corporation Shareholders Elect Directors and Approve Company Proposals; Board Completes CEO Transition and Names Richard W. McCullough as Chief Executive Officer; Former CEO Steven R. Williams Will Continue as Chairman of the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	June 26, 2008

By:	/s/ Richard W. McCullough
Richard W. McCullough
Vice Chairman & Chief Executive Officer